EXHIBIT 10.2

EXCHANGE AGREEMENT

BY AND AMONG

GLOBALSTAR, INC.

AND

THE NOTEHOLDERS SIGNATORY HERETO

Dated as of May 20, 2013

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of May 20, 2013, by and among Globalstar, Inc., a Delaware corporation (the “Company”), and the Noteholders signatory hereto (individually or in their capacity as investment managers, the “Noteholders” and each a “Noteholder”).

WHEREAS, the Noteholders are beneficial owners of the Company’s 5.75% Convertible Senior Notes due 2028 (the “Notes”), in an aggregate principal amount of $65,554,000 (the “Exchanged Notes”);

WHEREAS, each of the Noteholders has exercised its rights to require the Company to purchase the Exchanged Notes owned by it on April 1, 2013, pursuant to Section 8.02 of the First Supplemental Indenture (the “Supplemental Indenture”), dated as of April 15, 2008, between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), to the Indenture, dated as of April 15, 2008 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

WHEREAS, pursuant to Section 8.02 of the Indenture, the Company was required to purchase the Exchanged Notes on April 1, 2013 (the “Mandatory Redemption”), at a purchase price equal to 100% of the principal amount of the Exchanged Notes plus any accrued and unpaid interest to, but excluding, the purchase date, and, as of the date hereof, the Company has not purchased any of the Exchanged Notes;

WHEREAS, the Company has failed to make the Mandatory Redemption (the “Purchase Default”);

WHEREAS, the Company has failed to make the payment of regularly scheduled interest on the Notes that was due on April 1, 2013 (the “Payment Default,” and, together with the Purchase Default, the “Specified Defaults”);

WHEREAS, certain of the Noteholders and the Company have entered into a Forbearance Agreement, dated as of April 1, 2013 (as amended, the “Forbearance Agreement”), in respect of the Specified Defaults; and

WHEREAS, in lieu of the Mandatory Redemption, the Company and each of the Noteholders have agreed to exchange the Exchanged Notes for the New Common Stock, the Cash Consideration, the New Convertible Notes and the Guarantees (each as defined below) (the “Exchange”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

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ARTICLE I

EXCHANGE

Section 1.1     Exchange. Under the terms and subject to conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), each Noteholder shall exchange all of its Exchanged Notes for the following consideration:

(a)     The number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock” and not, for the avoidance of doubt, any Nonvoting Common Stock (as defined in the Company’s Amended and Restated Certificate of Incorporation)), equal to the quotient of (1) 14.8% of the aggregate outstanding principal amount of Exchanged Notes beneficially owned and exchanged by such Noteholder divided by (2) the lesser of (X) the average of the Volume Weighted Average Prices (as defined in the Indenture) over the 30 consecutive calendar days immediately preceding the Closing Date (as defined below) and (Y) $0.32 (collectively, the “New Common Stock,” and each Noteholder’s number of shares of New Common Stock to be received at the Closing being set forth on the Noteholder Schedule (as defined below)). Any fractional shares issuable to a Noteholder pursuant to this Section 1.1(a) shall be rounded up to the nearest full share;

(b)     A cash payment equal to (1) 20.6606% of the principal amount of Exchanged Notes beneficially owned and exchanged by such Noteholder (without regard to accrued and unpaid interest) (the “Principal Repayment”) plus (2) accrued and unpaid interest on the Exchanged Notes through, but not including, the Closing Date (together with the Principal Repayment, the “Cash Consideration,” with each Noteholder’s Cash Consideration to be received at the Closing being set forth on the Noteholder Schedule), it being understood that (i) the interest on the Exchanged Notes due on April 1, 2013 shall be paid by the Trustee as provided in the Indenture (to holders of record on March 15, 2013) and, on the morning of May 17, 2013, the Company deposited sufficient funds for such payment with the Trustee on or prior to the Closing Date in accordance with Section 4.5, and (ii) the Principal Repayment and interest on the Exchanged Notes from April 1, 2013 through, but not including, the Closing Date shall be paid directly by the Company to the Noteholder at Closing via wire transfer of immediately available funds to an account designated by such Noteholder on the Noteholder Schedule; and

(c)     New 8.0% Convertible Senior Notes due 2028 (the “New Convertible Notes”) of the Company to be issued pursuant to the Fourth Supplemental Indenture to the Base Indenture (the “New Indenture”), dated as of the Closing Date, in the form attached as Exhibit A hereto, in an aggregate principal amount equal to the principal amount of Exchanged Notes beneficially owned and exchanged by such Noteholder (without regard to accrued and unpaid interest) less the Principal Repayment to which such Noteholder is entitled pursuant to Section 1.1(b)(1), plus the increase in New Convertible Notes pursuant to Section 4.4(a) (and with each Noteholder’s aggregate principal amount of New Convertible Notes to be received at the Closing being set forth on the Noteholder Schedule); provided that, the New Convertible Notes shall be issued in the minimum denominations specified in the New Indenture.

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At the Closing, each Holder shall effect by book entry, in accordance with the applicable procedures of the Depository Trust Company (“DTC”), the delivery to the Trustee (or such other person as directed by the Company in writing) of the Exchanged Notes held by such Noteholder as set forth on the Noteholder Schedule, and such Exchanged Notes shall be cancelled upon the receipt by the Noteholder of the consideration set forth in clauses (a) through (c) above.

Section 1.2      Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneously with execution and delivery of this Agreement at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or such other time, date or location as agreed by the parties. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Noteholder, as of the Closing Date, as follows:

Section 2.1      Authority Relative to this Agreement, the New Indenture and the New Convertible Notes.

(a)     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Agreement, the New Indenture, the New Convertible Notes and any other document executed in connection therewith and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the New Indenture and the New Convertible Notes and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company, and no other corporate or stockholder proceedings on the part of the Company are necessary to authorize this Agreement, the New Indenture, the New Convertible Notes or any other document executed in connection therewith or for the Company to consummate the transactions contemplated hereby and thereby.

(b)     This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. On the Closing Date, the New Convertible Notes will have been duly executed and delivered by the Company and when the New Convertible Notes are authenticated in the manner provided for in the New Indenture and delivered in the Exchange as provided in this Agreement, the New Convertible Notes will constitute valid and binding obligations of the Company entitled to the benefits provided by the New Indenture under which they are to be issued, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(c)     On the Closing Date, the New Indenture will have been duly executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. For the avoidance of doubt, the representations and warranties of the Company contained in this Section 2.1 are subject to the receipt of the Consents (as defined below).

Section 2.2      Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with any court, regulatory authority, governmental body (a “Governmental Entity”) or any other third party (each, a “Approval”) is required to be made or obtained by the Company or any of its subsidiaries for the execution, delivery or performance by the Company of this Agreement, the New Indenture, the New Convertible Notes, the issuance of the New Common Stock or any other document executed in connection therewith, or for the execution, delivery or performance by the Company’s subsidiaries of any documents which they are required to execute and deliver pursuant to the Indenture, or for the consummation by the Company and its subsidiaries of the transactions contemplated hereby or thereby, other than those that have been or will be obtained prior to the Closing Date or for which the Consents are being obtained, and except for filings required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any state securities laws and other matters where the failure by the Company to make or obtain any Approval would not be material to the business of the Company and its subsidiaries, taken as a whole.

Section 2.3       Non-Contravention.

(a)     The issuance of the New Convertible Notes, the New Common Stock, the performance by the Company and each of its subsidiaries (to the extent they are parties thereto) of its obligations under this Agreement, the New Indenture, the New Convertible Notes and each other document executed by it in connection therewith, and the consummation by the Company and its subsidiaries of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than any default under, or violation of, the Indenture or the Company’s existing senior credit facility in connection with the Specified Defaults or that will be cured by the Company’s receipt of the Consents), (ii) the provisions of the organizational documents of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except in the case of clauses (i) or (iii) above, as would not be material to the business of the Company and its subsidiaries, taken as a whole.

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(b)     Neither of the Company nor any of its subsidiaries is (i) in violation of the provisions of its organizational documents or (ii) in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than any default under, or violation of, the Indenture or the Company’s existing senior credit facility in connection with the Specified Defaults or that will be cured by the Company’s receipt of the Consents), except in the case of clause (ii) above, as would not be material to the business of the Company and its subsidiaries, taken as a whole, or as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 or the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Section 2.4      Capitalization; Issuance. The authorized capital stock of the Company is 1,100,000,000 shares, of which 865,000,000 shares have been designated as Common Stock, of which 357,216,625 shares were issued and outstanding immediately prior to the Closing. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued shares of capital stock of each material subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The shares of Common Stock issuable upon conversion of the New Convertible Notes and the shares of New Common Stock issuable to each Noteholder under this Agreement have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of this Agreement, the New Convertible Notes and the New Indenture, will be duly and validly issued, fully paid and non-assessable. Each Noteholder shall receive good, valid and marketable title to its respective (i) shares of New Common Stock, (ii) shares of Common Stock issuable upon conversion of the New Convertible Notes and (iii) New Convertible Notes, in each case free and clear of all liens, encumbrances, equities, claims or preemptive or similar rights.

Section 2.5     Absence of Undisclosed Liabilities. Except as and to the extent adequately accrued or reserved against in the balance sheet of the Company as of March 31, 2013 (such balance sheet, together with all related notes and schedules thereto, the “Balance Sheet”), the Company has no material liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, known or unknown and whether or not required by U.S. GAAP to be reflected on a balance sheet of the Company, except for (i) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet that are not, individually or in the aggregate, material to the Company, (ii) liabilities and obligations disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 or the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, (iii) the obligations with respect to the New Convertible Notes and (iv) obligations arising under the Equity Commitment, Restructuring Support and Consent Agreement, in each case as in effect simultaneously with the execution and delivery of this Agreement, among the Company, certain of its subsidiaries and the other parties to the Company’s senior credit facility.

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Section 2.6     Securities Laws. Assuming the accuracy of the representations and warranties of the Noteholders contained herein, the Exchange is being consummated pursuant to Section 3(a)(9) and Rule 149 of the Securities Act of 1933, as amended (the “Securities Act”). The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent to solicit any exchanges of securities contemplated by this Agreement. None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the New Common Stock, the New Convertible Notes or guarantees of the New Convertible Notes (the “Guarantees”) under the Securities Act or cause the Exchange to be integrated with prior offerings by the Company for purposes of Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the New Common Stock, the Guarantees or the New Convertible Notes under the Securities Act or cause the Exchange to be integrated with other offerings of securities by the Company. The Company has taken all necessary action to comply in all material respects with the requirements of the Trust Indenture Act. The Company is current in its filings of all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act and such filings are in material compliance with the Exchange Act. Assuming the accuracy of the representations and warranties of the Noteholders contained herein, upon issuance, the New Convertible Notes, the New Common Stock and the shares of Common Stock issuable upon conversion of the New Convertible Notes will be eligible for immediate sale by the Noteholders or their transferees without registration or restriction under the Securities Act and without any restrictive legend.

Section 2.7      Tender Offer Rules. The Exchange does not constitute a tender offer, and is not subject to Section 14D, 14E or Rule 13e-4 of the Exchange Act.

Section 2.8      SEC Filings; Disclosure. None of the documents the Company has furnished to or filed with the SEC since January 1, 2013 (the “SEC Filings”) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The consolidated financial statements of the Company and its subsidiaries included in the SEC Filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of complete footnotes as permitted by Regulation S-X and to normal year end audit adjustments, none of which are material).

Section 2.9      No Affiliates. To the Company’s knowledge, none of the Noteholders are affiliates of the Company (as defined in Rule 12b-2 promulgated under the Exchange Act).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS

Each Noteholder represents and warrants to the Company, severally, and not jointly, as of the Closing Date, as follows (which representations and warranties shall terminate as of the Closing Date):

Section 3.1      Existence; Authorization. The Noteholder is duly organized and validly existing under the laws of its jurisdiction of organization. The execution, delivery and performance by the Noteholder of this Agreement and the consummation of the transactions contemplated hereby are within the Noteholder’s powers and have been duly authorized by all necessary action on the part of the Noteholder. This Agreement has been duly executed by the Noteholder and constitutes a valid and binding agreement of the Noteholder.

Section 3.2      Non-Contravention; Approvals. The execution, delivery and performance by the Noteholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the organizational documents of the Noteholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Noteholder or any of its properties or (ii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Noteholder under any provision of any agreement or other instrument binding upon the Noteholder. The execution, delivery and performance by the Noteholder of this Agreement do not require any Approval.

Section 3.3      Ownership of Exchanged Notes. The Noteholder is the beneficial owner of, or investment manager for, the principal amount of Exchanged Notes set forth on the Noteholder Schedule opposite such Noteholder’s name and, at the Closing, will deliver or cause to be delivered the Exchanged Notes for exchange in accordance with this Agreement free and clear of all liens, encumbrances, equities or claims.

Section 3.4       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Noteholder or any of its affiliates.

Section 3.5      Securities Laws. The Noteholder is participating in the Exchange and acquiring the New Convertible Notes and the New Common Stock as principal, for its own account for investment purposes only and without a view towards distribution thereof except in compliance with the Securities Act. The Noteholder approached the Company and initiated negotiations with the Company regarding the Exchange and has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of the transactions contemplated by this Agreement. The Noteholder has sufficient experience in business, financial and investment matters to be able to evaluate such risks and to make an informed investment decision with respect to the Exchange. The Noteholder acknowledges that the Exchange is intended to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

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Section 3.6      No Affiliates. To its knowledge, the Noteholder is not an affiliate of the Company (as defined in Rule 12b-2 promulgated under the Exchange Act).

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1       Commercially Reasonable Efforts; Further Assurances. The parties shall each cooperate with each other and use (and shall cause their respective subsidiaries and controlled affiliates to use) their respective commercially reasonable efforts to promptly take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable on and after the date of this Agreement. The failure of any party to perform the actions contemplated by this Agreement shall not impair the rights and obligations of any party under this Agreement, and notwithstanding any such failure, except as specifically set forth in this Agreement, the parties shall endeavor in good faith to consummate the Exchange upon the terms set forth herein.

Section 4.2      Public Announcement. Immediately after the Closing is completed (the “Closing Time”), the Company shall file a Current Report on Form 8-K with the SEC and/or issue a press release announcing this Agreement and the transactions contemplated hereby and disclosing all material information regarding the Exchange, which Form 8-K and/or press release has been agreed upon by the Company and the Noteholders prior to the execution of this Agreement. From and after the Closing Time, the Company covenants and agrees that it will have made public all material non-public information regarding this Agreement and the transactions contemplated herein or otherwise disclosed to any Noteholder. Notwithstanding the foregoing, the Company shall not, from and after the date of this Agreement, directly or indirectly disclose, communicate, publish or reveal to any third party the identity of any Noteholder or its participation hereunder or such Noteholder’s ownership of Notes, New Common Stock or New Convertible Notes or the amount thereof, in each case without the prior written consent of such Noteholder, except, solely with respect to the identity of any Noteholder and its participation hereunder, as required by applicable law, including pursuant to the Company’s reporting obligations under the Exchange Act. For the avoidance of doubt, the Closing Date shall be the Termination Date under the Confidentiality Agreement between the Company and each Noteholder (the “Confidentiality Agreement”), and beginning on the Closing Date or date of termination, paragraphs 7(b) through (e) of the Confidentiality Agreement shall apply in accordance with their terms.

Section 4.3      Delivery of the New Convertible Notes. On or prior to the Closing Date, the Company shall deliver to the Trustee a signed Global Security (as defined in the Indenture), its executed signature page to the New Indenture and any other documents reasonably required by the Trustee for the issuance of the New Convertible Notes, and shall instruct the Trustee to execute the Global Security and the New Indenture and to take such action as may be required to distribute the New Convertible Notes to each Noteholder or its DTC participant through the facilities of DTC in accordance with this Agreement.

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Section 4.4      Additional Consideration. In lieu of granting a lien on the collateral securing the Company’s existing senior credit facility to secure the New Convertible Notes, the Company agrees that:

(a)     the aggregate principal amount of New Convertible Notes issuable to each Noteholder at the Closing pursuant to Section 1.1(c) shall be increased by 5.0%; and

(b)     If, prior to April 1, 2018, in connection with a financing by the Company in which Thermo Funding Company LLC, James Monroe III or one of their respective affiliates (collectively, “Thermo”) participates (directly or indirectly), any lien that is junior or pari passu to any lien securing the Company’s existing senior credit facility is granted on any asset of the Company or its subsidiaries (to the extent such asset is not specifically excluded from the collateral securing the Company’s existing senior credit facility or any replacement facility) to secure such financing (a “Debt Financing”), then each Noteholder party hereto (regardless of whether such Noteholder beneficially owns New Convertible Notes at such time) that is eligible under applicable securities laws to be a purchaser in such Debt Financing and provides any documentation reasonably requested by the Company or its agents to certify such eligibility shall have the right to participate in such Debt Financing at the same price, on the same terms and for the same consideration as Thermo, provided that the aggregate amount of debt that may be purchased by the Noteholders shall not exceed 50.0% of the amount purchased by Thermo in such Debt Financing and each Noteholder may only participate in such Debt Financing based on its pro rata beneficial ownership of the New Convertible Notes as of the Closing Date (as compared to the total ownership of all Noteholder parties hereto). The Company shall deliver written notice of any such Debt Financing to the Noteholders or their representatives at least 15 calendar days prior to the relevant incurrence, issuance or sale, which notice shall describe the anticipated terms of the proposed transaction, provided that the description of such terms may be limited to the information provided to all other potential purchasers in such Debt Financing, and provided further, that if the Board of Directors of the Company determines that it would be in the best interest of the Company to consummate such Debt Financing prior to the expiration of the applicable notice period (an “Accelerated Closing”), such Debt Financing may be consummated immediately and the Company will thereafter allow eligible Noteholders to promptly participate in the financing on the same price, on the same terms and for the same consideration paid by Thermo and up to the same percentage of such Debt Financing that such Noteholders would otherwise have been entitled to purchase in the absence of an Accelerated Closing, which may be effected through an additional issuance or sale of indebtedness by the Company to such holders or a sale directly by Thermo of indebtedness purchased in such Debt Financing to such Noteholders.

Section 4.5      Payment of Interest. On May 17, 2013, the Company deposited funds with the Trustee sufficient to pay the interest on all of the Notes (including the Exchanged Notes) which was due on April 1, 2013 (to holders of record on March 15, 2013) pursuant to the Indenture. The Noteholders’ participation in the Exchange in no way limits the Noteholders’ entitlement to such interest.

Section 4.6      Delivery of the New Common Stock. At the Closing, the Company shall deliver to each of the Noteholders evidence from DTC that the New Common Stock to which each Noteholder is entitled under this Agreement has been transferred from the Company’s respective accounts at DTC to the accounts of such Noteholder or its DTC participant in accordance with this Agreement.

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Section 4.7      Noteholder Schedule. Prior to the Closing, the Noteholders and the Company shall agree upon a schedule setting forth the aggregate principal amount of Exchanged Notes beneficially owned by each Noteholder and the amounts of New Common Stock, New Convertible Notes and Cash Consideration to be delivered to each Noteholder at the Closing (the “Noteholder Schedule”).

Section 4.8       Fees and Expenses. The Company shall be responsible for promptly paying DTC fees, fees of the Trustee and its counsel, and any other fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby or associated with the issuance of the New Convertible Notes (including associated with the Guarantees) and the New Common Stock hereunder; provided that this Section 4.8 shall be subject in all respects to Section 5(e) of the Forbearance Agreement and Section 6.13 hereof.

Section 4.9      Beneficial Ownership of the Exchanged Notes. Each Noteholder shall deliver for exchange the Exchanged Notes held by such Noteholder free and clear of all liens, encumbrances, equities or claims. No Noteholder shall sell, transfer or dispose any Exchanged Notes unless the transferee of such Exchanged Notes executes a joinder to this Agreement pursuant to which such transferee is deemed a Noteholder under this Agreement.

Section 4.10    DTC Eligibility. The Company agrees that on or prior to the Closing Date, the New Convertible Notes shall be eligible for issuance through the facilities of DTC.

Section 4.11     Specified Defaults.

(a)      Immediately following the closing of the transactions consummated by this Agreement, the Company shall cure (i) the Specified Defaults with respect to the Noteholders and the Exchanged Notes such that no default, or Event of Default, exists under the Supplemental Indenture with respect to the Noteholders and the Exchanged Notes, it being agreed and acknowledged by the parties hereto that the consummation of the transactions contemplated by, and the performance by such parties of their obligations under, this Agreement (including the payment of all accrued and unpaid interest on the Notes through the Closing Date) shall result in the cure of such Specified Defaults, and (ii) the Payment Default with respect to the Notes, it being agreed and acknowledged by the parties hereto that the consummation of the transactions contemplated by, and the performance by such parties of their obligations under, this Agreement (including the funding of all accrued and unpaid interest on the Notes through the Closing Date) shall result in the cure of such Payment Default.

(b)     Subject to the last sentence of Section 4.11(c), the Company shall on the Closing Date, irrevocably deposit funds with the Trustee sufficient to pay the aggregate principal amount of all of the Notes (other than the Exchanged Notes) and interest on such Notes for the period from April 1, 2013 to, but excluding, June 26, 2013 (which funds shall be held by the Trustee for payment of any amounts due in accordance with Section 4.11(c)).

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(c)     Within five (5) business days following the Closing, the Company shall commence a redemption of the entire aggregate principal amount of the Notes then outstanding (plus accrued and unpaid interest) pursuant to Section 4.01 of the Supplemental Indenture. The Company shall complete such redemption within 30 days thereafter and, at such time, redeem all Notes delivered to the Trustee in accordance with such redemption. Upon the redemption date, the trustee shall pay the principal amount of and accrued interest then due on such Notes and then cancel such Notes, at which time no Notes will be outstanding. Notwithstanding the irrevocability of the funds deposited pursuant to Section 4.11(b), to the extent the amount of the funds deposited exceeds the amount of funds required to redeem the Notes pursuant to this Section 4.11(c), the Company may direct the trustee to return such excess funds to the Company following the redemption date.

Section 4.12    Authorized Shares.    The Company shall at all times cause an adequate number of shares of Common Stock to be authorized and reserved for issuance to provide for any shares of Common Stock then issuable upon conversion of the New Convertible Notes or otherwise issuable pursuant to the New Indenture or this Agreement.

Section 4.13     Securities Laws Matters. Assuming the accuracy of the representations and warranties of the Noteholders contained herein, the Company shall not take any actions that result in the shares of Common Stock issuable upon conversion of the New Convertible Notes or otherwise issuable pursuant to the New Indenture not being eligible for immediate sale by the Noteholders or their transferees without registration or restriction under the Securities Act and without any restrictive legend.

Section 4.14    Waiver. Notwithstanding anything to the contrary contained herein (but without limiting Section 6.13), each Noteholder hereby releases and discharges the Company and each of its affiliates from any and all claims, demands, causes of action, damages and liabilities of any kind whatsoever which such Noteholder ever had, now has or hereafter can, shall or may have, on the basis of Rule 13e-4(f)(1)(ii), Rule 13e-4(f)(4), Rule 13e-4(f)(8)(ii), Rule 14d-10(a)(2) or Rule 14e-1(b) under the Exchange Act, in each case to the extent directly or indirectly arising from, related to or in any manner connected with the purchase of StarkSat Inc.’s $5 million aggregate principal amount of the Company’s 5% Convertible Senior Unsecured Notes and the payment by the Company of $1,250,000 in cash to StarkSat Inc., on the terms set forth in the agreement attached as Exhibit B hereto and in any other documents entered into between StarkSat Inc. and the purchaser of such Notes, and such Noteholder represents and warrants that it has not filed, initiated or caused to be filed or initiated, and agrees not to file, initiate or cause to be filed or initiated, any claim, charge, suit, complaint, action or cause of action against Company or any of its affiliates with respect to such released claims.

Section 4.15     Forbearance Agreement. The parties agree that, notwithstanding anything to the contrary in the Forbearance Agreement, the Forbearance Period (as defined in the Forbearance Agreement) expires immediately prior to, but conditioned upon, the Closing.

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ARTICLE V

CONDITIONS TO CLOSING

Section 5.1       Conditions to Closing of Each Party. The obligations of each of the parties at the Closing are subject to the fulfillment or waiver by such party of each of the following conditions at or prior to execution and delivery of this Agreement:

(a)      Consent of Lenders. The Agent and the required lenders under the Company’s existing senior credit facility shall have provided all consents necessary for the parties to effect the Exchange (the “Consents”).

(b)     No Legal Restraint. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other legal restraint or prohibition of any governmental entity preventing the consummation of the transactions contemplated herein shall be in effect or pending; and

(c) Executed Agreement. Each of the parties shall have received an executed counterpart of this Agreement from each of the other parties.

Section 5.2      Conditions to Closing of the Company. The obligations of the Company at the Closing pursuant to this Agreement are subject to the fulfillment or waiver of each of the following conditions at or prior to execution and delivery of this Agreement:

(a)     Representations and Warranties. The representations and warranties of the Noteholders contained herein shall be true and correct in all material respects on the Closing Date as though made as of such date, except to the extent expressly made as of an earlier date, in which case as of such date.

(b)     Performance. All agreements and conditions contained in this Agreement to be performed or complied with by each Noteholder on or prior to the Closing Date shall have been performed or complied with by each Noteholder in all respects, including the delivery of its Exchanged Notes.

Section 5.3     Conditions to Closing of the Noteholders. The obligations of each Noteholder to the Company at the Closing pursuant to this Agreement are subject to the fulfillment or waiver of each of the following conditions at or prior to execution and delivery of this Agreement:

(a)     Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for the representations and warranties qualified by materiality, which shall be true and correct in all respects) on the Closing Date as though made as of such date, except to the extent expressly made as of an earlier date, in which case as of such date.

(b)     Performance. All agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all respects, including the delivery to each Noteholder of its New Common Stock, Cash Consideration and New Convertible Notes.

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(c)     At the Closing, Thermo Funding Company LLC or one of its affiliates shall have delivered payment to the Company for the purchase of shares of Common Stock with an aggregate purchase price of no less than $25.0 million, at a price per share equal to $0.32, and shall have provided reasonable evidence of the same to the Noteholders.

(d)     Taft Stettinius & Hollister LLP, counsel for the Company, shall have furnished to the Noteholders an opinion, dated the Closing Date, in substantially the form attached as Exhibit C hereto.

ARTICLE VI

MISCELLANEOUS

Section 6.1       Reserved.

Section 6.2       Reserved.

Section 6.3       Survival. The representations and warranties contained in this Agreement shall terminate on the date that is eighteen months following the Closing Date. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein.

Section 6.4      Amendment and Waiver. Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any agreement on the part of any party to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 6.5       Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 6.6      Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the Confidentiality Agreement, the Forbearance Agreement and the New Indenture, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 6.7      Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties except in accordance with Section 4.9.

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Section 6.8     Counterparts; Third Party Beneficiaries. This Agreement may be executed in separate counterparts (which may be delivered in original form, facsimile or “pdf” file thereof), each of which shall be an original and all of which taken together shall constitute one and the same agreement. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.9      Remedies.

(a)      Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have in law or in equity, the non-breaching party will have the right (without the requirement of posting bond) to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)      All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 6.10    Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to the Noteholder, the address(es) set forth on the signature pages of this Agreement signed by such Noteholder.

With a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention: Michael S. Stamer, Esq. and Daniel I. Fisher, Esq.

Facsimile: (212) 872-1002

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If to the Company:

Globalstar, Inc.

300 Holiday Square Blvd.

Covington, Louisiana 70433

Telephone Number: (985) 335-1500

Fax: (985) 335-1900

Attention: James Monroe III

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive

Chicago, Illinois 60606-1720
Attention: George Panagakis, Esq.

      Ron Meisler, Esq.

Facsimile: 212-735-2000

and

Taft, Stettinius & Hollister LLP
425 Walnut Street, Suite 1800

Cincinnati, Ohio 45202-3957
Attention: Gerald S. Greenberg, Esq.

Facsimile: 513-381-0205

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers or electronic mail addresses specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 6.11         Governing Law; Consent to Jurisdiction. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, the transactions contemplated hereby and/or the interpretation and enforcement of the rights and duties of the parties hereto, shall be governed by and construed in accordance with the law of the State of New York without regard to any applicable principles of conflicts of law (other than § 5-1401 and § 5-1402 of the New York General Obligations Law). Each party to this Agreement agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts.

16

Section 6.12      Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.13        Indemnification. From and after the date of this Agreement, the Company shall indemnify, defend, and hold harmless each Noteholder and its respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws) and each and all of the officers, affiliates, directors, members, employees, agents, attorneys and other representatives of each of the foregoing and each of their respective successors and assigns (each, an “Indemnified Party”) from and against, and shall promptly reimburse Indemnified Party for, any and all losses, damages, liabilities, claims, costs, and expenses, including, interest, court costs, and reasonable documented attorneys’ fees and expenses, arising out of, resulting from or in connection with (i) any breach of this Agreement or misrepresentation or breach of warranty herein by the Company or (ii) any action, suit, or proceeding by a third party, in each case arising out of, or in connection with, this Agreement or the transactions contemplated hereby (collectively, “Indemnified Liabilities”); provided, that nothing herein shall be deemed to obligate the Company to indemnify any Indemnified Party to the extent that the relevant Indemnified Liabilities (A) are finally judicially determined to have resulted from the unlawful acts, gross negligence or willful misconduct of such Indemnified Party, or result from any breach of this Agreement or misrepresentation herein by such Indemnified Party or (B) result from any action, suit or proceeding by such Noteholder or its affiliates alleging a breach by the Company or its affiliates of Rule 13e-4(f)(1)(ii), Rule 13e-4(f)(4), Rule 13e-4(f)(8)(ii), Rule 14d-10(a)(2) or Rule 14e-1(b) under the Exchange Act, in each case to the extent directly or indirectly arising from, related to or in any manner connected with the purchase of StarkSat Inc.’s $5 million aggregate principal amount of the Company’s 5% Convertible Senior Unsecured Notes and the payment by the Company of $1,250,000 in cash to StarkSat Inc., on the terms set forth in the agreement attached as Exhibit B hereto and in any other documents entered into between StarkSat Inc. and the purchaser of such Notes.

Section 6.14        Obligations of Noteholders. The obligations of the Noteholders hereunder are several and not joint, and the failure of any Noteholder to perform the actions contemplated by this Agreement shall not impair the rights and obligations of any other Noteholder under this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GLOBALSTAR, INC.

By:	/s/ James Monroe III
Name: James Monroe III
Title: Chief Executive Officer

[Signature page to Exchange Agreement]

ALB Private Investments LLC

By:	/s/ Anthony Low Beer
Name: Anthony Low Beer

The Thulen Family Trust

By:	/s/ Anthony Low Beer
Name: Anthony Low Beer

[Signature page to Exchange Agreement]

ARISTEIA MASTER, L.P.
By: Aristeia Capital, L.L.C., its Investment Manager

By:	/s/ William R. Techar
Name: William R. Techar
Title: Member, Aristeia Capital, L.L.C.

By:	/s/ Andrew B. David
Name: Andrew B. David
Title: General Counsel, Aristeia Capital, L.L.C.

Address for Notices:
c/o Aristeia Capital, L.L.C.
136 Madison Avenue, 3rd Floor
New York, NY 10016
Tel: 212 842 8900
Fax 212 842 8901
Attention: William R. Techar and Andrew B. David
Email: techar@aristeiacapital.com
Andrew.david@aristeiacapital.com

[Signature page to Exchange Agreement]

LAZARD ASSET MANAGEMENT LLC, AS AGENT ON BEHALF OF THE ACCOUNTS SET FORTH IN THE NOTEHOLDER SCHEDULE

By:	/s/ Gerald B. Mezzari
Name: Gerald B. Mezzari
Title: Chief Operating Officer

Address for Notices:
Lazard Asset Management LLC
c/o Nathan Paul, General Counsel
30 Rockefeller Plaza
New York, NY 10112

[Signature page to Exchange Agreement]

TELEMETRY SECURITIES LLC

By:	/s/ Dan Sommers
Name: Dan Sommers
Title: Portfolio Manager

Address for Notices:
545 Fifth Avenue, Suite 1108
New York, NY 10017

[Signature page to Exchange Agreement]

WAZEE STREET CAPITAL MANAGEMENT LLC

By:	/s/ R. Michael Collins
Name: R. Michael Collins
Title: Managing Member

Address for Notices:
Wazee Street Capital Management LLC
7900 E Union Ave, Suite 1100
Denver, CO 80237
mcollins@wazeecapital.com

[Signature page to Exchange Agreement]

HFR RVA WHITEBOX MASTER TRUST
By: HFR Asset Management, LLC, solely in its capacity as Investment Manager

By:	/s/ John M. Klimek
Name: John M. Klimek
Title: Authorized Signatory

By:	/s/ Helen Parikh
Name: Helen Parikh
Title: Authorized Signatory

Address for Notices:
HFR RVA Whitebox Master Trust
c/o HFR Asset Management, LLC
10 South Riverside Plaza, Suite 700
Chicago, IL 60606
Email: hfroperations_brokerage@hfr.com

[Signature page to Exchange Agreement]

Whitebox Multi-Strategy Partners, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: CLO

Address for Notices:

Whitebox Advisors, LLC
Attn: Ryan Whitted
3033 Excelsior Blvd. Suite 300
Minneapolis, MN 55416

[Signature page to Exchange Agreement]

Whitebox Concentrated Convertible Arbitrage Partners, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: CLO

Address for Notices:

Whitebox Advisors, LLC
Attn: Ryan Whitted
3033 Excelsior Blvd. Suite 300
Minneapolis, MN 55416

[Signature page to Exchange Agreement]

Whitebox Credit Arbitrage Partners, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: CLO

Address for Notices:
Whitebox Advisors, LLC
Attn: Ryan Whitted
3033 Excelsior Blvd. Suite 300
Minneapolis, MN 55416

[Signature page to Exchange Agreement]

Pandora Select Partners, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: CLO

Address for Notices:
Whitebox Advisors, LLC
Attn: Ryan Whitted
3033 Excelsior Blvd. Suite 300
Minneapolis, MN 55416

[Signature page to Exchange Agreement]

ANSON CATALYST MASTER FUND LP
By: M5V Advisors Inc., as advisor

By:	/s/ Jay Lubinsky
Name: Jay Lubinsky
Title: Principal

Address for Notices:
111 Peter Street, Suite 904
Toronto, Ontario, Canada
M5V-2H1
Attn: Jay Lubinsky

[Signature page to Exchange Agreement]

THE ARBITRAGE EVENT DRIVEN FUND

By:	/s/ Gregory Loprete
Name: Gregory Loprete
Title: Portfolio Manager

Address for Notices:
Water Island Capital, LLC
41 Madison Ave., 42nd Fl
New York, NY 10010

[Signature page to Exchange Agreement]

WIC ARBITRAGE PARTNERS MASTER, LTD

By:	/s/ Gregory Loprete
Name: Gregory Loprete
Title: Portfolio Manager

Address for Notices:
Water Island Capital, LLC
41 Madison Ave., 42nd Fl
New York, NY 10010

[Signature page to Exchange Agreement]

ACTIVE PORTFOLIOS MULTI- MANAGER ALTERNATIVE STRATEGIC FUND

By:	/s/ Gregory Loprete
Name: Gregory Loprete
Title: Portfolio Manager

Address for Notices:
Water Island Capital, LLC
41 Madison Ave., 42nd Fl
New York, NY 10010

[Signature page to Exchange Agreement]

THE ARBITRAGE CREDIT OPPORTUNITIES FUND

By:	/s/ Gregory Loprete
Name: Gregory Loprete
Title: Portfolio Manager

Address for Notices:
Water Island Capital, LLC
41 Madison Ave., 42nd Fl
New York, NY 10010

[Signature page to Exchange Agreement]

FALLEN ANGELS FUND, LP

By its General Partner: Hindes Interests, LLC

By:	/s/ Gary E. Hindes
Name: Gary E. Hindes
Title: Managing Member

Address for Notices:
720 5th Ave. 10th Floor
New York, NY 10019

[Signature page to Exchange Agreement]

DELAWARE BAY CORPORATE RECOVERY FUND, LP

By its General Partner: The Delaware Bay Company, LLC

By:	/s/ Gary E. Hindes
Name: Gary E. Hindes
Title: Managing Member

Address for Notices:
720 5th Ave. 10th Floor
New York, NY 10019

[Signature page to Exchange Agreement]

ERIC J. STEINMANN

/s/ Eric J. Steinmann

Address for Notices:
PO Box 1976
Wrightwood, CA 92397

[Signature page to Exchange Agreement]

STARK MASTER FUND LTD

By:	/s/ Robert J. Barnard
Name: Robert J. Barnard
Title: Vice President of the Investment Manager

Address for Notices:
3600 S. Lake Drive
St. Francis, WI 53235

[Signature page to Exchange Agreement]

Exhibit A

Form of New Indenture

Exhibit B

Note Purchase Agreement

Exhibit C

Form of Opinion